Exhibit 99.1
Investor Presentation Q1 – 2022

Forward - Looking Statements 2 This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 .. Forward - looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions .. Forward - looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements .. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10 - K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors : ability to obtain regulatory approvals and meet other closing conditions to our recently announced mergers on the expected terms and schedule ; delay in closing the mergers ; difficulties and delays in integrating the NBHC, Community Bancorporation, and Bancshares of Jackson Hole Incorporated businesses or fully realizing cost savings and other benefits ; business disruption following the proposed transaction ; ability to execute our business strategy ; business and economic conditions ; effects of any potential government shutdowns ; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business ; effects of any changes in trade, monetary and fiscal policies and laws ; changes imposed by regulatory agencies to increase capital standards ; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations ; changes in the economy or supply - demand imbalances affecting local real estate values ; changes in consumer spending, borrowings and savings habits ; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans ; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities ; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment ; the Company's dependence on information technology and telecommunications systems of third - party service providers and the risk of systems failures, interruptions or breaches of security ; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth ; changes in sources and uses of funds ; increased competition in the financial services industry ; the effect of changes in accounting policies and practices ; the share price of the Company’s stock ; the Company's ability to realize deferred tax assets or the need for a valuation allowance ; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our position ; continued consolidation in the financial services industry ; ability to maintain or increase market share and control expenses ; costs and effects of changes in laws and regulations and of other legal and regulatory developments ; technological changes ; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2 UniFi ; the Company’s continued ability to attract, hire and maintain qualified personnel ; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures ; regulatory limitations on dividends from the Company's bank subsidiary ; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements ; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities ; a cybersecurity incident, data breach or a failure of a key information technology system ; adverse effects due to the novel Coronavirus Disease 2019 (COVID - 19 ) on the Company and its clients, counterparties, employees, and third - party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects ; impact of reputational risk ; and success at managing the risks involved in the foregoing items .. The Company can give no assurance that any goal or plan or expectation set forth in forward - looking statements can be achieved and readers are cautioned not to place undue reliance on such statements .. The forward - looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward - looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law .. Further Information: This presentation should be read together with “Management’s Discussion and Analysis of Financial Condit ion and Results of Operations” and the consolidated financial statements and the related notes thereto included in our Form 10 - K and quarterly reports

About Non - GAAP Financial Measures 3 Certain of the financial measures and ratios we present, including “average tangible assets,” “return on average tangible assets,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity to tangible assets,” “adjusted net income,” “adjusted earnings per share – diluted,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, nor presented in accordance with, U .. S .. generally accepted accounting principles (GAAP) .. We refer to these financial measures and ratios as “non - GAAP financial measures .. ” We consider the use of select non - GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period - to - period comparisons .. We believe that these non - GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis .. We believe that management and investors benefit from referring to these non - GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods .. These non - GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non - GAAP financial measures alone as measures of our performance .. The non - GAAP financial measures we present may differ from non - GAAP financial measures used by our peers or other companies .. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non - GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non - GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance .. A reconciliation of non - GAAP financial measures to the comparable GAAP financial measures is included in the appendix ..

Table of Contents Financial Performance 08 Bank of Jackson Hole and Rock Canyon Bank Acquisitions 13 Credit 18 Balance Sheet 22 2UniFi 26 Management Team 29 Corporate Governance Overview 32 Appendix 40

National Bank Holdings CORPORATION

Attractive Markets



Community Banks of Colorado

40 banking centers
- Front Range contributed 96% of Colorado's population growth between 2010 and 2015 (1)
- #1 in Labor Supply (*Forbes 2019*)
- #2 Best Economy in the U.S. *(U.S. News)*
- #4 Best State for Business *(U.S. News)*

Hillcrest Bank

2 commercial banking locations in Texas

1 banking center in Utah

4 banking centers in New Mexico
- Utah: #1 in 2022 Top Housing Markets Ranking *(Realtor.com)*
- Utah: #1 Best Economy in the U.S. *(U.S. News)*
- Utah: #8 Best State for Business *(U.S. News)*
- Texas: #9 Best Economy in the U.S. *(U.S. News)*

Bank Midwest

34 banking centers
- Overland Park, KS - central hub for the #1 county in Kansas by household income and projected population growth(2)
- Overland Park, KS #7 on "2020 Top 100 Best Places to Live" *(Livability)*
- Kansas City, MO #90 on "2020 Top 100 Best Places to Live" *(Livability)*
- Kansas City, MO #10 Best City for Startups *(Kansas City Business Journal)*

(1)Colorado State Demography Office – "Colorado's 2016 Population & Economic Overview"
(2)Ranking based on aggregate population growth for 2019-2024

Company Highlights	
Headquarters	Denver, CO
Banking Centers(1)	81
Listing	NYSE: NBHC
Balance Sheet	**1Q22**
Total Assets (mm)	$7,342
Total Loans (mm)	$4,674
Total Deposits (mm)	$6,365
Key Ratios	**1Q22**
Common Equity Tier 1	13.9%
Tier 1 Leverage	10.5%
ROATA(2)(3)	1.07%
ROATCE(2)(3)	10.31%
Net Interest Margin FTE(2)(3)	2.90%
Loan / Deposit Ratio	73.44%
ACL / Loans	1.04%
Efficiency Ratio FTE(2)	65.3%

(1)As of March 31st, 2022
(2)Represents a non-GAAP financial measure. See Appendix for a reconciliation of these measures.
(3)Annualized

5

Recent Recognition 6 Fortress Balance Sheet  Robust Profitability U.S. News : Best Places to Live Rankings Positioned in Attractive Markets  Premium Valuation  #1 Largest Publicly Traded Bank HQ’d in Colorado #1 and #5 Boulder, CO and Austin, TX Market Presence in Top 5 Best Places to Live (1) #3 Colorado Market Share (Among Local Banks) (2) #5 Kansas City, MO - KS MSA Market Share (Among Local Banks) (2) Consistently Regarded as a Top Tier Bank  In total value creation (3) & #93 2020 Job Creation Lender of the Year (4) Sources: S&P Global Market Intelligence (1) U.S. News, published 7/13/2021 (2) Deposit data as of 6/30/2021. Figures include banks headquartered in respective state (3) Represents a three - year annualized total shareholder return based on data reported by Fortune (10/28/2021) (4) US Small Business Administration Colorado District Office From FORTUNE. © 2021 FORTUNE Media IP Limited All rights reserved. Used under license.  #92 Best Small Regional Banks #9

(50%) (30%) (10%) 10% 30% 50% 70% 90% NBHC KRX Regional Bank Index $0.34 $0.54 $0.75 $0.80 $0.87 $0.23 2017 2018 2019 2020 2021 1Q22 7 Shareholder Returns Source: S&P Global Market Intelligence, FactSet Research Systems, Bloomberg; market data as of 3/31/2022 (1) Index of approximately 50 regional banks tracked by KBW (2) Represents a non - GAAP financial measure. See Appendix for a reconciliation of these measures. Total Shareholder Returns For The Past Five Years (3/31/2017 through 3/31/2022) Historical Dividend Per Share Dividend Payout Ratio Target 30 - 40% of core earnings CAGR: 26% 36.7% 31.8% $80.4 $18.4 YE17 YE18 YE19 YE20 YE21 1Q22 Net Income Non-Adjusted Adjusted ($ in millions) $88.6 $93.6 $20.4 $14.6 $35.0 $61.5 $67.8 (2) (2) (1) $6.3

Financial Performance

Liquidity Loan to deposit ratio of 73.4% Capital Ratios 13.9% Common Equity Tier 1 Ratio Q1 2022 Financial Highlights (1) Represents a non - GAAP financial measure. See Appendix for a reconciliation of these measures. 9  1Q22 net income of $18.4 million  Grew loans 15.8% annualized over 4Q21, excluding PPP loans  Record first quarter loan fundings totaling $419.7 million, led by commercial loan fundings of $305.3 million  Strong capital, $369 million excess capital over 7.0% common equity tier 1 requirement  Maintained record low non - performing loans to total loans ratio of 0.24%  Announced two strategic acquisition agreements adding scalable fee income capabilities in the SBA and wealth management areas while expanding into some of the most attractive markets in the United States Expense 65.3% efficiency ratio FTE (1) in 1Q22 Net Income $18.4 million Transaction Deposit Growth 4.9% annualized increase over 4Q21 ACL / Loans 1.04%

10 Profitable Steady Growth $23.1 $80.4 $18.4 YE16 YE17 YE18 YE19 YE20 YE21 1Q22 Net Income Non-Adjusted Adjusted $0.79 $2.55 $3.01 $0.60 YE16 YE17 YE18 YE19 YE20 YE21 1Q22 EPS (Fully Diluted) Non-Adjusted Adjusted ($ in millions) 0.57% 0.38% 1.15% 1.42% 1.44% 1.37% 1.07% 0.82% 1.26% YE16 YE17 YE18 YE19 YE20 YE21 1Q22 ROATA (1) Non-Adjusted Adjusted 68.8% 68.6% 68.6% 61.2% 60.6% 63.0% 65.3% YE16 YE17 YE18 YE19 YE20 YE21 1Q22 Efficiency Ratio FTE (1) $53.7 $54.7 $83.4 $112.9 $132.1 $110.8 $22.9 YE16 YE17 YE18 YE19 YE20 YE21 1Q22 Pre - Provision Net Revenue FTE (1) ($ in millions) $88.6 $2.85 5.04% 3.61% 11.60% 13.07% 13.27% 12.87% 10.31% 7.75% 12.76% YE16 YE17 YE18 YE19 YE20 YE21 1Q22 ROATCE (1) Non-Adjusted Adjusted $93.6 $20.4 $14.6 $35.0 $61.5 $67.8 (1) (1) $1.26 $0.73 $2.16 $0.53 $1.95 $0.21 (1) (1) (1) (1) (1) Represents a non - GAAP financial measure. See Appendix for a reconciliation of these measures. (2) Annualized (1) (1) (2) (2) $6.3

11 Growth Trends $4.6 $4.8 $5.7 $5.9 $6.7 $7.2 $7.3 YE16 YE17 YE18 YE19 YE20 YE21 1Q22 Total Assets $2.9 $3.2 $4.1 $4.4 $4.2 $4.7 $0.2 YE16 YE17 YE18 YE19 YE20 YE21 1Q22 Total Loans Non-PPP Loans PPP Loans $478.9 $482.0 $577.4 $651.4 $707.3 $728.8 $709.4 YE16 YE17 YE18 YE19 YE20 YE21 1Q22 ($ in billions) ($ in billions) ($ in millions) Tangible Common Equity (1) (1) Represents a non - GAAP financial measure. See Appendix for a reconciliation of these measures. $4.5 $4.4

Regulatory Capital 12 TIER 1 LEVERAGE 10.5% COMMON EQUITY TIER 1 RISK - BASED 13.9% TIER 1 RISK - BASED 13.9% TOTAL RISK - BASED 15.6% TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS (1) 9.8% Capital Ratios – 1Q22 (1) Represents a non - GAAP financial measure. See Appendix for a reconciliation of these measures.  $369 million in excess capital over 7.0% common equity tier 1 risk - based regulatory requirement  Double - leverage ratio just 87.7%  Holding company cash reserves of $111 million sufficient to support shareholder dividend payments

Bank of Jackson Hole and Rock Canyon Bank Acquisitions

National Bank Holdings CORPORATION

Strategically Compelling Expansion

BANK OF JACKSON HOLE

Trust and Wealth Partners

250+
High Net Worth Clients

$600mm+
AUM

- Trust and Wealth Management solution tailored to high net worth individuals
- Scalable Private Wealth team provides a broad range of financial and retirement planning solutions, creating an opportunity to further leverage the platform to new and existing NBH clients
- Established relationships with strong investment and research partners drives ability to cross-sell
- Fee income drives revenue diversification and attractive recurring earnings rockcanyonbank

Rock Canyon SBA Division(1)

25
Full-Time Associates

$173mm
2021 Total Loan Production

#1
Utah SBA Rank(2)

- Rock Canyon Bank ranks as #1 for SBA loans in Utah and is one of the top SBA lenders in the United States
- SBA team was formed in 2012 and is distinguished as a Preferred Lender by both the SBA and FSA
- Deep expertise in 7a, 504, USDA, and FSA loan programs
- Efficient and scalable infrastructure supports origination, servicing, and compliance that will serve as a solid foundation to leverage the NBH footprint and the build out of 2UniFi

Source: S&P Global Market Intelligence. As of December 31, 2021
(1) Includes activity for SBA, FSA, and USDA programs
(2) Per NAGGL database. Originations as of 2/28/2022.

14

Scale Enhances the NBH Franchise Source: S&P Global Market Intelligence. As of December 31, 2021 Note: Excludes pro forma adjustments, with the exception of CET1 and Tier 1 Leverage. (1) Announced April 1, 2022. (2) Announced April 18, 2022 (dollars in millions) $7,214 $814 $9,627 4,513 494 6,003 Total Deposits 6,228 737 8,417 Total Loans 14.3% 105 85 Deposits / # of Banking Centers Total Assets Pro Forma $1,599 1,452 121 996 (1) CET1 Tier 1 Leverage 10.4% 78 12.0% 9.0% 15 (2)

Source: S&P Global Market Intelligence. Note: Dual earnback calculation assumes 9/30 close for Bank of Jackson Hole (1) As of March 31, 2022 (2) As of April 14, 2022 (3) Pro forma returns in 2023, first full year post - closing 16 P / TBV P / ’23 EPS With Synergies P / ’23 EPS 1.80x 6.7x 10.4x Deal Standalone Multiples (2) Combined Pro Forma (3) 25% 2023 EPS Accretion ~2.6 years TBVPS Earnback 12% Pro Forma CET1 Deal Standalone Multiples (1) P / TBV P / ’23 EPS With Synergies P / ’23 EPS 1.96x 7.5x 10.5x Enhances Leading Financial Performance

17 Strong Financial Performance = Attractive Shareholder Returns Retaining Strong Capital = Optionality for Future Capital Deployment Internal Rate of Return Fully - synergized EPS Accretion 28% 25% Combined Institution is a Platform for Accelerated Growth and Greater Earnings Distribution Resulting in Pro Forma ’23E ROATCE of 16% NBH CET1 (%) Estimated Impact 14% 12% 12/31/2021 Estimated at Close Note: Pro Forma transaction metrics and returns analysis reflect Rock Canyon Bank and Bank of Jackson Hole. Attractive Deployment of Excess Capital

Credit

19 Uniquely Diversified $4.7 Billion Loan Portfolio Concentrations  Self - imposed concentration limits ensure a granular and diverse loan portfolio and protect against downside risk to any particular industry or real estate sector  Individual industry sectors are limited to no more than 15% of total loan commitments, with the majority being 10% or less  Non owner - occupied CRE is 82% of risk - based capital and no specific property type exceeds 4%  New commercial loans originated YTD: - Average funding of $1.3 million - Weighted average commitment, including unused, of $1.8 million  Residential loans originated YTD: - Average funding of $399 thousand - Average FICO of 774 - Average LTV of 73%  Top 25 client relationships as of March 2022: - Average funded balance of $19 million - Average commitment of $27 million Granular and Well - Diversified Loan Portfolio 3% 4% Consumer 15% Non Owner - Occupied CRE 15% C&I and Owner Occupied CRE 70% C&I and Owner Occupied CRE , 70% Non Owner Occupied CRE, 15% Government & Municipal, 12% Hotel & Lodging, 4% Equipment Leasing, 7% Multifamily, 2% Educational Services, 6% Office, 2% Restaurant, 6% Commercial Construction, 2% Transportation & Warehousing, 5% Land Development, 1% Agribusiness, 4% All Other, 4% Manufacturing, 3% Retail Trade, 3% Consumer, 15% Lender Finance, 2% Residential Sr. Lien, 13% Real Estate Rental & Leasing, 2% Residential Jr. Lien, 1% Materials & Construction Companies, 1% Consumer, 1% Wholesale Trade, 1% Financial Services, 1% Oil & Gas, 1% Food and Other, 1% All Other C&I, 15%

20 Strong Credit Quality History 0.16% YE19 YE20 YE21 1Q22 Originated loan charge-offs Acquired loan charge-offs 0.26% 0.34% 0.16% 0.15% 0.23% 0.15% 0.09% 0.09% 0.17% 0.11% 0.15% 0.11% YE19 YE20* YE21* 1Q22 Non-performing loans Acquired non-performing loans OREO Non - performing Asset Composition Non - performing Loans Net Charge - Offs (1) Total Classified Loans $38 $50 $29 $11 0.9% 1.2% 0.7% 0.2% YE19 YE20 YE21 1Q22 Total classified loans % of total loans 0.66% (1) As a % of average total loans (2) Annualized 0.04% 0.20% $22 $20 $11 $11 0.49% 0.47% / 0.49%* 0.24% 0.24% YE19 YE20 YE21 1Q22 Non-performing loans Non-performing loans as a % of total loans 0.06% * Excludes PPP loans 0.60%* * Excludes PPP loans. Non - performing assets to total loans and OREO totaled 0.58% and 0.39% for YE20 and YE21, respectively 0.40%* 0.03% ($ in millions)  Allowance for loan losses coverage equal to 440% of non - performing loans  Acquisition fair value marks on acquired loans total $5.1 million, 3.8% of acquired loans or 0.1% of total loans 0.05% 0.35% (2)

21 Allowance For Credit Loss  Allowance to total loan coverage of 1.04% provides coverage for economic uncertainty  We hold $5.1 million in loan marks on acquired portfolio that equates to 0.11 bps to total portfolio ACL (1) 12/31/2021 $ 49.7 ACL/Total Loans 1.10% All dollars in millions (1) Investment securities portfolio consists of U.S. agency mortgage backed securities requiring no ACL ACL (1) 3/31/2022 $ 48.8 ACL/Total Loans 1.04%

Balance Sheet

 Portfolio built on a relationship - banking strategy, with emphasis on depository and treasury management relationships  Self - imposed concentration limits; majority of industry sectors limited to 5% or less of total loan commitments  Industries requiring in - depth knowledge are managed by specialty banking teams, with dedicated specialist underwriters  New loan fundings over the trailing 12 months totaled a record of $1.7 billion, led by commercial loan fundings of $1.2 billion  Generated record first quarter loan fundings totaling $419.7 million, led by quarterly commercial loan fundings of $305.3 million FY16 FY17 FY18 FY19 FY20 FY21 1Q22 (1) Excludes loans held - for - sale $ 0.9 $ 1.0 $ 1.2 $ 1.2 $ 1.2 $ 1.5 Owner Occupied CRE 17% CRE 14% Resi Mortgage 14% Other Consumer <1% C & I 54% Loan Composition ($4.7 Billion) Non - PPP Loan Fundings ($ in millions) Total Loan Fundings (1) ($ in billions) 23 Solid Loan Growth $173.1 $362.1 $413.3 $475.4 $419.7 1Q21 2Q21 3Q21 4Q21 1Q22 $ 1.7 TTM: Trailing Twelve Months TTM

U.S. Agency/Sponsored Agency MBS U.S. Agency/Sponsored Agency CMO U.S. Treasury Other High Quality, Highly Liquid Investment Portfolio 24  96.1% of portfolio is U.S. agency/sponsored agency backed  1Q22 yield of 1.50%  42% of portfolio in Held - to - Maturity  Zero allowance for credit losses needed on investment securities portfolio, as portfolio is primarily backed by U.S. agencies $1.4 Billion Investment Portfolio (1) (1) Excludes FHLB/FRB stock. 0.2% 38.6% 57.5% 3.7%

Strong Transaction Deposit Growth  Average transaction deposits increased 4.9% annualized, 1Q22 over 4Q21  The mix of transaction deposits to total deposits improved 78 basis points to 87.4%, 1Q22 over 4Q21  Cost of deposits decreased 11 basis points over 1Q21, to a record low of 0.17% Growing Low Cost Transaction Accounts Deposit Composition Low Cost Deposits ($ in billions) $3.6 $4.2 $5.1 $5.4 $1.1 $1.0 $0.9 $0.8 YE19 YE20 YE21 1Q22 Average Transaction Deposits Average Time Deposits 41% 47% 50% 49% 37% 36% 37% 38% 19% 14% 11% 11% 3% 3% 2% 2% $4.7 $5.7 $6.2 0% 50% 100% YE19 YE20 YE21 1Q22 Demand & NOW Savings & MM CDs < $250k CDs >= $250k Total 78% Non - Time 83 % Non - Time 87 % Non - Time 87 % Non - Time 1.75% 0.25% 0.25% 0.50% 0.37% 0.27% 0.12% 0.11% 0.64% 0.45% 0.23% 0.17% FY19 FY20 FY21 1Q22 Fed Funds rate Cost of transaction deposits Cost of deposits 25 Low Cost Transaction Deposits $6.4

2UniFi

To help small and medium sized businesses: • Increase their access to the US Banking System • Reduce their costs while saving time • Increase their actionable information With the goal of reducing stress in the lives of business owners and operators. Mission 27

Delivering an Innovative SMB Marketplace and Platform 28

Management Team

30 Experienced Management Team Nicole Van Denabeele EVP, Chief Accounting Officer and President, Bank Midwest • 18 years of financial services experience • Controller at Polsinelli, PC • Senior Vice President, Assistant Controller at UMB Financial Corporation • Started career in public accounting at Deloitte, LLP Christopher Randall EVP, Commercial, Specialty and Business Banking • 25+ years of banking experience • Previously Senior Managing Director, Specialty Banking since 2013 • Director and Founder of CoBiz Structured Finance • Executive of Marquette Financial Companies Ruth Stevenson EVP, Chief Client Executive, Deposit Operations Executive and Regional President • 45+ years of financial services experience • Served in a number of roles with Peoples Bank over an 18 - year period • Worked in a variety of roles, including President of a community bank, Director of Retail, Director of a mortgage division and Operations Manager for a mortgage division Brendan Zahl EVP, Personal, Private and Residential Banking • 20+ years of banking experience • Retail, Commercial Deposit and Lending Management at Peoples National Bank; served as Peoples National Bank CEO from 2012 - 2017 • Progressive leadership growth during 10 - year tenure at FirstBank Tim Laney Chairman, President & CEO ( 40 years in banking) • Head of Business Services at Regions Financial, where he also led the transformation of wholesale lines of business • Senior management roles in small business, commercial banking, private banking, corporate marketing and change management and Management Operating Committee member at Bank of America; also served as President, Bank of America, Florida Richard Newfield Chief Risk Management Officer (3 7 years in banking) • Head of Business Services Credit at Regions Financial • Senior roles in risk management, credit, commercial banking, global bank debt and corporate marketing at Bank of America Aldis Birkans Chief Financial Officer ( 23 years in financial industry ) • Senior Vice President, Treasurer at NBHC • Vice President, Assistant Treasurer at M&I Bank • Senior Vice President, Corporate and Investment Bank Treasury at Citigroup Angela Petrucci Chief Administrative Officer & General Counsel ( 20 years in legal and banking) • Senior Vice President, General Counsel at NBH Bank • In House Counsel at Accenture and an associate at Chapman and Cutler LLP • Started career as a commercial banker at First Chicago Bank (now JP Morgan Chase) Valerie Kramer EVP, Chief Digital Officer • 20+ years of financial services experience • Served in multiple Treasury Management and Client Solution roles with NBH Bank, including Treasury Management Director, over a 13 year period

31 Management & Directors NBHC MANAGEMENT & DIRECTORS BENEFICIAL O WNERSHIP (1) PERCENT OF CLASS (2) G. Timothy Laney 576,699 1.90 % Aldis Birkans 66,298 0. 22 % Richard U. Newfield, Jr. 165,806 0. 55 % Angela Petrucci 17,242 0. 06 % Ralph W. Clermont 81,509 0.2 7 % Robert E. Dean 31,455 0. 10 % Alka Gupta 1,237 0.0 0 % Fred J. Joseph 16,771 0. 06 % Patrick Sobers 28,467 0. 09 % Micho F. Spring 33,731 0. 11 % Burney S. Warren, III 27,864 0.09% Art Zeile 12,820 0.04% All current NBHC management and directors as a group (1 2 persons) 1,059,899 3.49% Beneficial Ownership (as of 3/31/22 ) (1) Includes unvested restricted shares for which the director or officer has voting power and shares issuable upon the exercise of options as well as indirect ownership. Does not include unvested performance stock units. (2) Calculated in accordance with Item 403 of Regulation S - K, and based on 30,008,781 shares of Class A common stock outstanding an d entitled to vote and 142,275 shares of unvested restricted stock entitled to vote.

Corporate Governance

33 Best Practices In Governance and Compensation Corporate Governance  Lead Independent Director with robust role and responsibilities  Majority independent Board  No short - selling, hedging, or pledging of NBHC shares (applies to all NBHC and NBH Bank insiders)  Annual election of Board members and say - on - pay vote  Fully independent Audit & Risk, Compensation, and Nominating & Governance Committees  Annual Director and Committee evaluation process  Board - adopted Code of Conduct that applies to all directors, officers, and employees  Published Corporate Governance Guidelines Executive Compensation  Provide the majority of compensation in the form of variable, performance - based elements  Ensure a strong link between financial and operational goals, shareholder value creation, and executive compensation  Conduct shareholder engagement on compensation - and governance - related issues, and respond to shareholder feedback as appropriate  Enforce stock ownership guidelines for executives (5x base salary for CEO and 4/2x base salary for other NEOs) and non - employee directors (5x annual Board cash retainer)  Provide for a clawback of incentive compensation in the event of a material restatement of financial or operating results  Impose a double - trigger change - in - control requirement before vesting of outstanding, unvested equity awards is accelerated  Use an independent compensation consultant  Conduct annual risk assessment of compensation program  Annual say - on - pay vote NBHC’s corporate governance policies and executive compensation practices support our business and align with best practices

National Bank Holdings CORPORATION

NBHC Board of Directors



G. Timothy Laney

- President, CEO and Chairman
- Former Sr Executive VP & Head of Business Services at Regions Financial
- 24-year tenure at Bank of America, and a member of Bank of America's Management Operating Committee



Ralph W. Clermont

A* C N I

- Lead Independent Director
- Former Managing Partner of KPMG, St. Louis office
- Over 39 years of banking and audit experience



Robert E. Dean

A C N* I

- Former Senior Managing Director of Ernst & Young Corporate Finance
- Practiced corporate, banking and securities law with Gibson, Dunn & Crutcher



Alka Gupta

A I

- Fortune 500 executive and tech entrepreneur with deep experience in digital transformation
- Currently a Venture Partner at Fin Venture Capital
- Co-Founder of and former President at GlobaliD, Inc.



Fred J. Joseph

A N I

- Financial services regulator for 30 years as the Banking and Securities Commissioner for the State of Colorado
- Member of the Investor Issues Committee for FINRA



Patrick Sobers

- 30+ years of financial services experience
- 10 years with NBH Bank (Former EVP, Head of Business and Consumer Banking)
- Member of NBH Bank's board of directors since 2017
- Several leadership positions at Bank of America, including Southeast Region's Consumer Banking Executive



Micho F. Spring

A N I

- Chair of Global Corporate Practice at Weber Shandwick
- Formerly CEO of Boston Telecommunications Company
- Served four years as Deputy Mayor of Boston



Burney S. Warren

A C* I

- Former Executive Vice President and Director of M&A for Branch Banking and Trust Company
- During his tenure at BB&T, Warren successfully completed over 50 bank and non-bank acquisitions



Art Zeile

A C I

- Current CEO of DHI Group
- Extensive experience in software, telecommunications, internet, datacenter and security technologies, with a particular focus on cybersecurity
- Began career as an Officer in the U.S. Air Force

C Compensation | I Independent | N Governance & Nominating | * Committee Chair | A Audit & Risk | (dashed box) Appointed within the last five years

Robust Lead Director Responsibilities

- Mr. Clermont presides at all Board meetings where the Chairman is not present and at all executive sessions of independent Directors
- Acts as liaison between Chairman and independent Directors
- Reviews and approves Board meeting agendas and information presented to Board
- Engages with major shareholders as needed
- As the independent Lead Director, Mr. Clermont is an ex officio member of all Board committees with full voting rights

34

35 NBHC Board Represents a Diverse Range of Qualifications and Skills 5 4 9 8 6 9 3 3 3 2 CEO or President of Private or Public Company Other Public Board Experience Financial or Audit Background Financial Services Industry Marketing or Sales Background Community or Governmental Service Legal or Regulatory Experience IT, Cyber, or Fintech Background Racial or Ethnic Diversity Gender Diversity Experience or Expertise Number of Directors Experienced leaders capable of overseeing execution and challenging management Critical industry knowledge and involvement in local communities Critical to overseeing management’s execution of strategy Diversity

36 Board’s Role in Oversight of Risk The Board is actively engaged in NBHC’s risk management. Robust Risk Oversight at Board Level Risk Board Oversight Actions Cybersecurity Evolving nature and complexity of the threats from organized cybercriminals and hackers NBHC Audit and Risk Committee is responsible for oversight of the Company’s operational (including cybersecurity) and reputational risks Employs detection and response mechanisms designed to contain and mitigate security incidents Human Capital/Diversity Stagnant, poorly diversified boards are not only concerning to shareholders, but are also viewed unfavorably by proxy advisers such as ISS and Glass Lewis NBHC Nominating and Governance Committee considers diversity in its assessment of potential nominees to the Board In 2021, the NBHC Board appointed two new diverse candidates to the Board. In addition, the Bank Board is also diverse in terms of experience, race and gender Market/Credit Risk NBH’s business is highly susceptible to credit risk and market fluctuations in the value of real estate and other collateral NBHC Audit and Risk Committee is responsible for the oversight of the Company’s market, credit and liquidity risk Implements strict credit concentration limits by industry and real estate type, requires credit decisions to be made independent of bankers and line management, regularly reviews detailed credit reporting, including risk mitigation trends, and oversees credit stress testing twice a year. Adopts and oversees comprehensive liquidity and market risk policies Compensation Misalignment between the compensation program and business strategy can result in substantial risk for the Company and its shareholders NBHC Compensation Committee oversees compensation risk to identify any practices that present unacceptable risk to NBH Conducts annual risk assessment of compensation program

37 Overview of NBH Bank Board of Directors NBH Bank Board Composition Aldis Birkans Chief Financial Officer Christopher Randall EVP, Commercial, Specialty and Business Banking Ralph Clermont (see Slide 34) Patrick Sobers (see Slide 34) Fred Joseph (see Slide 34) Micho Spring (see Slide 34) Tim Laney President, CEO and Chairman Ruth Stevenson EVP, Chief Client Executive, Deposit Operations Executive and Regional President Richard Newfield Chief Risk Management Officer Brendan Zahl EVP, Personal, Private and Residential Banking Angela Petrucci Chief Administrative Officer & General Counsel – Our NBH Bank Board members participate in both the Audit and Risk Committee meetings and Board Meetings for National Bank Holdings Corporation to ensure an added level of compliance and oversight – Our Bank Board is diverse in experience as well as race and gender In addition to the NBHC Board, there is an added layer of oversight through the Board of Directors of NBH Bank, NBHC’s wholly - owned subsidiary

38 Executive Compensation Program NBH’s executive compensation practices align management incentives with long - term shareholder interests Components of Executive Compensation (2021) 2021 Compensation Breakdown Additional Compensation Features Component Metrics Base Salary (Cash)  Reviewed annually Annual Cash Incentive Award (At - Risk Cash)  2021 Corporate Measures (1) :  Core Net Income (40%)  Asset Quality (30%)  Enterprise Risk Management (15%)  Qualitative (15%) Long - Term Incentive Award (PSUs, Options & Restricted Stock)  3 - year Relative ROTA  3 - year Relative TSR Link to Strategy  Among other things, attract and retain executives capable of driving achievement of the Company’s strategic objectives  Ensure the goals and interests of management are aligned with those of our shareholders, clients, and communities we serve  Balance compensation to reward both short - term results and the strategic decisions and actions necessary to run a sustainable business and create long - term value  Motivate executives to deliver a high level of performance and achieve strategic goals within clear and acceptable risk parameters  Attract and retain highly qualified executives through a balance of cash and equity compensation  Financial metrics and relative targets established are a reflection of what Compensation Committee deems important to align the NEO’s performance with the achievement of the Company’s strategic goals and key long - term financial targets  Evaluate executive compensation and Company performance relative to peers  Stock Ownership Guidelines:  CEO: 5x base salary  NEOs: CFO (4x base salary), CRMO and CAO (2x base salary)  Clawback provisions in place to recover performance - based compensation from NEOs under certain circumstances  Usage of an independent compensation consultant (F.W. Cook)  Frequent outreach to shareholders  Greater emphasis on “at risk” pay since 2014 Compensation Metrics Tied to Long - Term Strategy CEO Other NEOs At Risk At Risk: 75% At Risk: 65% (1) Corporate measures apply to compensation of CEO, CFO, CRMO , and CAO; as a bank business line EVP, NEO Zahl’s Annual Cash Incentive Award is based on the following measures: Core Net Income (5.0%), Asset Quality (5.0%), ERM & ESG (5.0%), Line of Business Specific Metrics (70%) and Qualitative (15%). Long Term Incentive Award 40% Annual Cash Incentive Award 35% Base Salary 25% Long - Term Incentive Award 33% Annual Cash Incentive Reward 32% Base Salary 35%

National Bank Holdings CORPORATION

Environmental, Social and Governance (ESG) Matters

NBH's long-standing commitment to ESG in all of its business activities

Environmental	▪ Committed to using environmentally friendly office products and materials and optimizing our office and banking center space. ▪ Continued investment in our mobile and digital platforms, resulting in a reduction in paper and fuel emissions. ▪ Providing financing for green and sustainable businesses and actively exploring opportunities to invest in these industries.
Community Engagement & Support	▪ Support a number of causes with a focus on helping people find work, affordable housing, and become financially empowered. ▪ Grant associates eight paid hours each year to donate their time to non-profit organizations. ▪ Completed our 6th annual Do More Charity Challenge®, bringing our total contribution to nearly $1.5 million to nonprofits in the communities we serve. ▪ Purchased loans from Habitat for Humanity in Fort Collins, Colorado to enable them to continue building much needed affordable housing.
Human Capital	▪ We believe that our Company's long-term success is deeply tied to having a dedicated and engaged workforce and a commitment to the communities we serve. ▪ We strive for all of our associates to feel safe and empowered at work. To that end, we maintain a whistleblower hotline that allows associates and others to anonymously voice concerns. ▪ We invest in the professional development and long-term financial stability of our workforce by offering tuition reimbursement and the opportunity to participate in our 401(k) plan, which includes contribution matches from the Company. Additionally, we offer a stock purchase plan (ESPP) to our associates to purchase shares in our Company at a 10% discount.
Equity, Diversity and Inclusion	▪ Our Equity, Diversity and Inclusion efforts are driven by an Equity, Diversity and Inclusion Committee comprised of a multi-disciplinary group of associates throughout NBH Bank with the support of the executive management team. ▪ As of December 31, 2021, 68% of the Company's workforce is female and 56% of the Company's managerial roles are held by women. ▪ In 2021, we hired 382 associates, and 70% of those new associates were female and 35% were minorities.

39

Appendix

National Bank Holdings CORPORATION

Reconciliation of Non-GAAP Measures

($ in millions, except per share)

Return on Average Tangible Assets and Return on Average Tangible Equity	As of and for the three months ended 31-Mar-22	As of and for the years ended 31-Dec-21	31-Dec-20	31-Dec-19	31-Dec-18	31-Dec-17	31-Dec-16
Net income	$ 18.4	$ 93.6	$ 88.6	$ 80.4	$ 61.5	$ 14.6	$ 23.1
Add: impact of core deposit intangible amortization expense, after tax	0.2	0.9	0.9	0.9	1.6	3.3	3.3
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$ 18.6	$ 94.5	$ 89.5	$ 81.3	$ 63.1	$ 17.8	$ 26.4
Average assets	$ 7,174.4	$ 7,020.1	$ 6,326.3	$ 5,837.1	$ 5,607.5	$ 4,705.2	$ 4,652.0
Less: average goodwill and core deposit intangible, net of deferred tax asset related to goodwill	(111.0)	(111.9)	(114.0)	(116.1)	(188.5)	(53.0)	(60.0)
Average tangible assets (non-GAAP)	$ 7,063.4	$ 6,908.2	$ 6,212.2	$ 5,721.0	$ 5,489.0	$ 4,652.3	$ 4,592.0
Average shareholders' equity	$ 841.9	$ 846.5	$ 788.3	$ 737.9	$ 662.4	$ 546.7	$ 583.7
Less: average goodwill and core deposit intangible, net of deferred tax asset related to goodwill	$ (111.0)	$ (111.9)	$ (114.0)	(116.1)	(118.5)	(53.0)	(60.0)
Average tangible common equity (non-GAAP)	$ 731.0	$ 734.6	$ 674.3	$ 621.8	$ 543.9	$ 493.8	$ 523.7
Return on average assets	1.04%	1.33%	1.40%	1.38%	1.10%	0.31%	0.50%
Return on average tangible assets (non-GAAP)	1.07%	1.37%	1.44%	1.42%	1.15%	0.38%	0.57%
Return on average equity	8.84%	11.06%	11.24%	10.89%	9.28%	2.67%	3.95%
Return on average tangible common equity (non-GAAP)	10.31%	12.87%	13.27%	13.07%	11.60%	3.61%	5.04%

Fully Taxable Equivalent Net Interest Margin	As of and for the three months ended 31-Mar-22
Net interest income	$ 46.7
Add: impact of taxable equivalent adjustment	1.3
Net interest income, fully taxable equivalent (non-GAAP)	$ 48.0
Average earning assets	$ 6,702.5
Net interest margin	2.82%
Net interest margin, fully taxable equivalent (non-GAAP)	2.90%

41

Adjusted Financial Results 31-Dec-18 31-Dec-17 Adjustments to net income: Net income 61.5 $ 14.6 $ Adjustments (1) 6.3 20.4 Adjusted net income (non-GAAP) 67.8 $ 35.0 $ Adjustments to earnings per share: Earnings per share - diluted 1.95 $ 0.53 $ Adjustments (1) 0.21 0.73 Adjusted earnings per share - diluted (non-GAAP) 2.16 $ 1.26 $ Adjustments to return on average tangible assets: Adjusted net income (non-GAAP) 67.8 $ 35.0 $ Add: impact of core deposit intangible amortization expense, after tax 1.6 3.3 Net income adjusted for impact of core deposit intangible amortization expense, after tax 69.4 38.3 Average tangible assets (non-GAAP) 5,489.0 4,652.3 Adjusted return on average tangible assets (non-GAAP) 1.26% 0.82% Adjustments to return on average tangible common equity: Adjusted net income (non-GAAP) 67.8 $ 35.0 $ Add: impact of core deposit intangible amortization expense, after tax 1.6 3.3 Net income adjusted for impact of core deposit intangible amortization expense, after tax 69.4 $ 38.3 $ Average tangible common equity (non-GAAP) 543.9 493.8 Adjusted return on average tangible common equity (non-GAAP) 12.76% 7.75% (1) Adjustments: Non-interest expense adjustments: Acquisition-related expenses (2) 8.0 $ 2.7 $ Tax reform bonuses (3) - 0.5 Total pre-tax adjustments (non-GAAP) 8.0 3.2 Collective tax expense impact (1.6) (1.2) Deferred tax asset re-measurement - 18.5 Adjustments (non-GAAP) 6.3 $ 20.4 $ As of and for the years ended 42 Reconciliation of Non - GAAP Measures (cont’d) ($ in millions, except per share) (2) Represents non - recurring acquisition expense related to the Peoples acquisition (3) Represents a special $1,000 bonus payment to 491 associates made in connection with the Tax Cuts and Jobs Act enacted in 2017

National Bank Holdings CORPORATION

Reconciliation of Non-GAAP Measures (cont'd)

($ in millions, except per share)

Efficiency Ratio	As of and for the three months ended 31-Mar-22	As of and for the years ended 31-Dec-21	31-Dec-20	31-Dec-19	31-Dec-18	31-Dec-17	31-Dec-16
Net interest income	$ 46.7	$ 187.1	$ 192.9	$ 205.8	$ 197.4	$ 146.3	$ 145.6
Add: impact of taxable equivalent adjustment	1.3	5.2	5.1	5.1	4.5	5.9	4.1
Net interest income, FTE (non-GAAP)	$ 48.0	$ 192.3	$ 198.0	$ 210.9	$ 201.9	$ 152.2	$ 149.7
Non-interest income	$ 19.1	$ 110.4	$ 140.3	$ 82.8	$ 70.8	$ 39.2	$ 40.0
Non-interest expense	$ 44.1	$ 191.8	$ 206.2	$ 180.7	$ 189.3	$ 136.7	$ 136.0
Less: core deposit intangible asset amortization	(0.3)	(1.2)	(1.2)	(1.2)	(2.2)	(5.3)	(5.5)
Non-interest expense, adjusted for CDI amortization	$ 43.8	$ 190.6	$ 205.0	$ 179.6	$ 187.2	$ 131.3	$ 130.5
Efficiency ratio	66.63%	64.08%	61.52%	62.22%	69.78%	70.80%	70.30%
Efficiency ratio FTE (non-GAAP)	65.32%	62.99%	60.59%	61.15%	68.64%	68.63%	68.79%

Pre-provision net revenue, FTE	As of and for the three months ended 31-Mar-22	As of and for the years ended 31-Dec-21	31-Dec-20	31-Dec-19	31-Dec-18	31-Dec-17	31-Dec-16
Net interest income	$ 46.7	$ 187.1	$ 192.9	$ 205.8	$ 197.4	$ 146.3	$ 145.6
Add: impact of taxable equivalent adjustment	1.3	5.2	5.1	5.1	4.5	5.9	4.1
Net interest income, FTE (non-GAAP)	$ 48.0	$ 192.3	$ 198.0	$ 210.9	$ 201.9	$ 152.2	$ 149.7
Non-interest income	19.1	110.4	140.3	82.8	70.8	39.2	40.0
Non-interest expense	(44.1)	(191.8)	(206.2)	(180.7)	(189.3)	(136.7)	(136.0)
Pre-provision net revenue, FTE (non-GAAP)	$ 22.9	$ 110.8	$ 132.1	$ 112.9	$ 83.4	$ 54.7	$ 53.7

43

As of and for the three months ended Tangible Common Book Value Ratios 31-Mar-22 31-Dec-21 31-Dec-20 31-Dec-19 31-Dec-18 31-Dec-17 31-Dec-16 Total shareholders' equity 820.2 $ 840.1 $ 820.7 $ 766.9 $ 695.0 $ 532.4 $ 536.2 $ Less: goodwill and core deposit intangibles, net (121.1) (121.4) (122.6) (123.8) (124.9) (61.2) (66.6) Add: deferred tax liability related to goodwill 10.3 10.1 9.2 8.2 7.3 10.9 9.3 Tangible common equity (non-GAAP) 709.4 $ 728.8 $ 707.3 $ 651.4 $ 577.4 $ 482.0 $ 478.9 $ Total assets 7,341.5 $ 7,214.0 $ 6,660.0 $ 5,895.5 $ 5,676.7 $ 4,843.5 $ 4,573.0 $ Less: goodwill and core deposit intangibles, net (121.1) (121.4) (122.6) (123.8) (124.9) (61.2) (66.6) Add: deferred tax liability related to goodwill 10.3 10.1 9.2 8.2 7.3 10.9 9.3 Tangible assets (non-GAAP) 7,230.7 $ 7,102.7 $ 6,546.5 $ 5,780.0 $ 5,559.1 $ 4,793.1 $ 4,515.8 $ Total shareholders' equity to total assets 11.17% 11.65% 12.32% 13.01% 12.24% 10.99% 11.72% Tangible common equity to tangible assets (non-GAAP) 9.81% 10.26% 10.80% 11.27% 10.39% 10.06% 10.61% As of and for the years ended 44 Reconciliation of Non - GAAP Measures (cont’d) ($ in millions, except per share)

Thank you.